SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934


Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement      [ ] Confidential, for Use of the Commission
[ ] Definitive Proxy Statement           Only (as permitted by Rule 14a-6(e)(2)
[ ] Definitive Additional Materials
[x] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                       Canadian National Railway Company

                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)



Payment of Filing Fee (Check the appropriate box):
[x]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

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                  CERTAIN INFORMATION CONCERNING PARTICIPANTS

     Canadian National Railway Company (CN) and certain other persons named below may be deemed to be participants in the solicitation of proxies of CN stockholders to approve the proposed combination between CN and Burlington Northern Santa Fe Corporation (BNSF). The participants in this solicitation may include the directors of CN: Michael R. Armellino, Purdy Crawford, J.V. Raymond Cyr, James K. Gray, E. Hunter Harrison (also Executive Vice-President and
Chief Operating Officer of CN), V. Maureen Kempston Darkes, Richard H. Kroft, Gilbert H. Lamphere, Denis Losier, Hon. Edward C. Lumley, Alexander P. Lynch, David G.A. McLean (also Chairman of the Board of CN), Edward P. Neufeld, Robert Pace, Cedric E. Ritchie, Paul M. Tellier (also President and Chief Executive Officer of CN); the following executive officers of CN: William K. Berry (Vice-President, Intermodal), Cliff L. Carson (Vice-President, Commercial Development, Eastern Canada), John Dalzell (Vice-President, Risk Management), Richard Dixon (Vice-President, Labour Relations), Robert F. Dolan (Senior Vice-President, Corporate Services), David P. Edison (Vice-President, Pacific Division), Sean Finn (Vice-President, Treasurer & Principal Tax Counsel), James
M. Foote (Senior Vice-President, Sales and Marketing), S. Ross Goldsworthy (Vice-President, Grain & Fertilizers (Canada)), Fred R. Grigsby (Vice-President and Chief Information Officer), Edmond L. Harris (Vice-President - Midwest Division), Keith L. Heller (Senior Vice-President, Eastern Canada Division), Stan Jablonski (Vice-President, Forest Products), Edward G. Kammerer (Vice-President, Chemicals and Petroleum), Kimberly A. Madigan (Vice-President, Human Resources, U.S. Operations), Peter C. Marshall (Vice-President, Prairie Division), J. Paul Mathieson (Vice-President, Network Transportation), Jack T. McBain (Senior Vice-President, Operations), Terry McManaman (Vice-President, Gulf Division), Sandi J. Mielitz (Vice-President, Commercial Development, Prairie Division), Claude Mongeau (Senior Vice-President and Chief Financial Officer), Robert E. Noorigian (Vice-President, Investor Relations), Jean Pierre Ouellet (Senior Vice-President, Chief Legal Officer and Corporate Secretary), Serge Pharand (Vice-President and Corporate Comptroller), Jean-Jacques Ruest (Vice-President, Chemicals and Petroleum), Myles L. Tobin (Vice-President, U.S. Legal Affairs), David E. Todd (Vice-President, Government Affairs), Gordon T. Trafton (Vice-President, Operations Integration), Thomas F. Utroska (Vice-President, Transportation), Howard L. Vaughters (Vice-President, Sales
(Gulf)), Dennis E. Waller (Vice-President, Engineering/Mechanical), Jeffrey C. Ward (Executive Vice-President, Strategic Planning), Torrance J. Wylie (Senior Vice-President, Public Affairs) and the following employee of CN: Mark Wallace (Manager, Investor Relations). As of the date of this filing, none of the foregoing participants individually beneficially owns in excess of 1% of CN common stock. For additional information concerning interests of certain of these individuals in the proposed combination, see "Interests of Certain Persons in the Combination" contained in the registration statement on Form F4/S-4 filed by North American Railways, Inc. and CN with the Securities and Exchange Commission in connection with the securities to be issued in the combination, which also includes the preliminary proxy statement for the shareholders meetings to be held for approval of the combination. The registration statement has not been declared effective. This document may be obtained for free at the SEC's web site, www.sec.gov.


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